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                                                                   Exhibit 10.1



                     SL GREEN OPERATING PARTNERSHIP, L.P.

                                     and

                          NEW GREEN 1140 REALTY LLC
                                        (Borrower)


                                     and


                         SL GREEN REALTY CORP. (REIT)


                                     and


                     LEHMAN BROTHERS HOLDINGS INC., D/B/A
                        LEHMAN CAPITAL, A DIVISION OF
                        LEHMAN BROTHERS HOLDINGS INC.
                                        (Lender)




                          __________________________

                                LOAN AGREEMENT
                          __________________________



                    Dated:  As of August 20, 1997


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          THIS  LOAN AGREEMENT  made as  of the  20/th/ day of  August, 1997, between SL GREEN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an office at 70 West 36/th/ Street, New York, New York 10018 (hereinafter referred to as the "Partnership"), NEW GREEN 1140 REALTY LLC, a New York limited liability company, having an office at 70 West 36th Street, New York, New York ("LLC"; LLC, together the Partnership, the "Borrower"), S.L. GREEN REALTY CORP., a Maryland corporation having an office at 70 West 36th Street, New York, New York (the "REIT") and LEHMAN BROTHERS HOLDINGS INC. D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, having an office at Three World Financial Center, 200 Vesey Street, New York, New York 10285 (hereinafter referred to as "Lender");


                                  RECITALS:

          1. Partnership is the fee owner of the premises described in Exhibit A-1 attached hereto (the "Fee Premises");

          2. LLC is the owner of a leasehold estate in the premises described in Exhibit A-2 attached hereto (the "Leasehold Premises"; together with the Fee Premises, the "Properties");


           3.   At the  request of  Borrower, in connection  with the
initial public offering of Borrower and the REIT, Lender has purchased those certain notes (collectively, as may be consolidated, amended, increased,
modified or supplemented,  the   "Notes")  and   mortgages  (collectively,
as  may   be consolidated,  amended, increased, modified or supplemented, the
"Mortgages") and the related loan documents more particularly described on Exhibit B attached hereto (the Notes and the Mortgages, together with the related loan documents, the "Loan Documents") which encumber the
Properties.   The Loan
Documents have been assigned to Lender and Lender is now the owner and holder of the Loan Documents;

          4. The assignments of the Loan Documents will be recorded in the Office of the City Register, New York County, New York;

          5. There is now owing on the Notes and Mortgages the aggregate unpaid principal sum of $49,150,000.00 with interest thereon as more particularly set forth as Exhibit C attached hereto; and

          6. Borrower and Lender have agreed to modify the time and the manner of payment and the terms and the provisions of the Notes.

          In consideration of the foregoing and the payment of $49,150,000.00 by Lender (the "Loan Amount") to the prior holders of the loans evidenced and secured by the Loan Documents (the "Loans") to purchase the Loans, and other good of valuable consideration, the receipt of which is hereby acknowledged the parties hereto agree as follows:


          A.   DEFINED TERMS.  As used in this Agreement, the
               -------------
following terms shall have the following meanings:

          "Collateral Account":  shall have the meaning set forth
           ------------------
in the Collateral Account Agreement (hereinafter defined).

          "Collateral Account Agreement":  shall mean the
           ----------------------------
Collateral Account Agreement dated the date hereof executed by the Borrower in favor of the Lender.

          "Collateral":  shall mean the Collateral Account and
           ----------
all funds, securities, monies and credit balances from time to time held in the Collateral Account and any other property or assets of the Borrower or any other Person (hereinafter defined) given as security for the Loans, including without limitation, the Properties.

          "Debt":  shall mean: (i)  the whole of the principal
           ----
sum of the Notes and Mortgages, (ii) interest, default interest, late charges and other sums, as provided in the Notes, the Mortgages or the other Loan Documents as modified by this Agreement and the Collateral Account Agreement, (iii) all other monies agreed or provided to be paid by Borrower in the Notes, the Mortgagor or the other Loan Documents and this Agreement and the Collateral Account Agreement, (iv) all sums advanced pursuant to the Mortgages to protect and preserve the Properties and the lien and the security interests created thereby, and (v) all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (i) through (v) above shall collectively be referred to as the "Debt").

          "Default Rate": shall mean a rate per annum equal to
           ------------
the lesser of (i) the Applicable Interest Rate (hereinafter defined) plus 4% or (ii) the maximum rate permitted by law.

          "ERISA": shall mean the Employee Retirement Income
           -----
Security Act of 1974, as amended from time to time.

          "ERISA Group":  shall mean the Borrower and all members
           -----------
of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with each such Borrower, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

          "Material Adverse Effect": shall mean any (i) material
           -----------------------
adverse effect whatsoever upon the validity or enforceability of this Agreement or any of the Loan Documents or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the properties, business, prospects or condition (financial or otherwise) of the Borrower or (iii) material adverse effect upon the ability of Borrower or any other Person to fulfill any of their obligations under this Agreement or any of the Loan Documents.

          "Multi-Employer Plan":  shall mean a plan (hereinafter
           -------------------
defined) which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "PBGC": shall mean the Pension Benefit Guaranty
           ----
Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Permitted Liens": shall mean only those liens,
           ---------------
encumbrances and charges that are shown as exceptions in the title insurance policies insuring the liens of the Mortgages and which have been approved by Lender.

          "Person": shall mean and include any individual,
           ------
partnership, joint venture, firm, corporation, association, company, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

          "Plan": shall mean a plan which is not a multi-employer
           ----
plan as defined in Section 4001(a)(3) of ERISA.

          B.   MODIFICATION OF THE  NOTES, MORTGAGES AND LOAN
               ----------------------------------------------
DOCUMENTS.  The terms, covenants and provisions of the Notes,
---------
Mortgages and other Loan Documents are hereby modified and amended so that henceforth the terms, covenants and provisions of this Agreement shall supersede the terms, covenants and provisions of the Notes, Mortgages
and other  Loan Documents.   Except  as expressly modified  by this
Agreement, the Notes,  Mortgages and  other Loan Documents  shall continue in full force and effect. In the event of any ambiguity between the terms, events and provisions of this Agreement and those of the Notes, Mortgages and other Loan Documents, the terms, covenants and provisions of
this Agreement shall  control.   The Notes, Mortgages  and other Loan
Documents, as herein modified and amended, are hereby ratified and confirmed in all respects by Borrower.

          C.   PAYMENT  TERMS.  Notwithstanding  anything to the
               --------------
contrary in the Notes, the Mortgages, or the other Loan Documents:

           (i)  The  Borrower  and   the  REIT  hereby  assume,   jointly
and severally, subject to Section G hereof, the payment and performance of all obligations under the Notes, the Mortgages and the other Loan Documents, and hereby promise to pay the Debt to Lender as follows:

               (a) The Borrower and REIT agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from and including the date hereof to and including the date on which the Loans are paid in full at a rate per annum equal to the per annum rate of interest payable on the United States Treasury securities held from time to time in the Collateral Account (the "Applicable Interest Rate"). Interest on the Loans shall be payable, in arrears, on September 20, 1997 (the "Maturity Date").

               (b) The Borrower and REIT agree to pay to Lender the outstanding principal amount of the Loans together with all accrued and unpaid interest thereon and all other sums due and payable on the Notes, the Mortgages, the other Loan Documents, this Agreement and the Collateral Account Agreement on or prior to the Maturity Date.

          (ii) Interest on the Loans shall be calculated on the basis of a 360-day year and the actual number of days elapsed. In computing the amount of interest payable in respect of any period, the first day and the last day of such period shall be included. Each determination of an interest rate by the Lender shall be conclusive and binding on the Borrower absent manifest error.

          D.   PREPAYMENT.
               ----------

          Borrower may prepay the Loans in whole or in part provided that Borrower pays to Lender, together with such prepayment, the interest accrued and unpaid on the amount of principal being prepaid and an amount equal to any loss or expense incurred by Lender in connection with the liquidation of the Collateral, including without limitation any decline in the market value of such Collateral. Any prepayment shall be applied pro-rata to the outstanding principal balance under each of the Notes or otherwise as Lender in its sole discretion shall elect.

          E.   NO SALE/ENCUMBRANCE.     Borrower agrees  that
               -------------------
Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer any of the Properties or any part thereof or permit any of the Properties or any part thereof to be sold, conveyed, mortgaged, granted,
bargained,  encumbered, pledged,  assigned, or otherwise transferred.   A
sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Section E shall be deemed to include, but not limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of any Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any leases or any rents; (iii) if Borrower or any general partner or limited partner of Borrower is a corporation, the voluntary or involuntary sale, conveyance, transfer or pledge of such corporation's stock or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise (other than transfers of shares in the REIT), or the creation or issuance of new stock by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders (other than stock of the REIT); (iv) if Borrower or any general partner or limited partner of Borrower is a limited or general partnership or joint venture, the change, removal or resignation of a general partner, managing partner or limited partner, or the transfer or pledge of the partnership interest of any general partner, managing partner or limited partner or any profits or proceeds relating to such partnership interest whether in one transfer or a series of transfers (other than, in each case, limited partnership interests in the Partnership) and (v) if Borrower, or any general or limited partner or member of Borrower, is a limited liability company, the change, removal or resignation of a managing member or the transfer of the membership interest of any managing member of any profits or proceeds relating to such membership interest or the voluntary or involuntary sale, conveyance, transfe or pledge of membership interests (or the membership interests of any limited liability company directly or indirectly controlling such limited liability company by operation of law or otherwise) or the creation or issuance of new membership interests, by which an aggregate of more than 10% of such membership interests are held by parties who are not currently members. Notwithstanding the foregoing, transfer by devise or descent or by operation of law upon the death of a partner or stockholder of Borrower or any general partner thereof shall not be deemed to be a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Section E.

          F.   INSURANCE AND CONDEMNATION.
               --------------------------

          (i)  Insurance.  Notwithstanding anything to the
               ---------
contrary in the Notes, the Mortgages or the other Loan Documents:

               (a) Partnership or LLC, as the case may be, will keep the respective Properties insured against loss or damage by fire, flood and such other hazards, risks and matters, including without limitation, business interruption, rental loss, public liability, and boiler damage and liability, as Lender may from time to time require in amounts required by Lender, and shall pay the premiums for such insurance (the "Insurance Premiums") as the same become due and payable. All policies of insurance (the "Policies")
shall be issued by insurers acceptable to Lender and shall contain the standard New York mortgagee non-contribution clause naming Lender as the person to which all payments made by such insurance company shall be paid. Partnership and LLC will assign and deliver the respective Policies to Lender. Not later than fifteen (15) days prior to the expiration date of each of the Policies, Partnership and LLC will deliver evidence satisfactory to Lender of the renewal of each of the Policies.

               (b) If any Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice thereof to Lender. Sums paid to Lender by any insurer may be retained and applied by Lender, after deduction of Lender's reasonable costs and expenses of collection, toward payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, either in whole or in part, to Borrower for such purposes as Lender shall designate. In the event of any conflict, inconsistency or ambiguity between the provisions of this paragraph F(i)(b) and the provisions of subsection 4 of Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire, the provisions of this paragraph F shall control.

          (ii) Condemnation.  Borrower shall promptly give Lender
               ------------
notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for this Agreement and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein. Lender may apply any such award or payment to the reduction or discharge of the Debt whether or not then due and
payable.   If  any Property  is sold, through foreclosure  or otherwise, prior to the receipt by Lender of such award or payment, Lender shall have the right, whether or not a deficiency judgment on the respective Note shall have been sought, recovered or denied, to receive said award or payment, or a portion thereof sufficient to pay the Debt.

          G.   RECOURSE.
               --------

          The Loans and each obligation of Borrower contained in the Notes, the Mortgages and the other Loan Documents shall be fully recourse to Borrower; however, no personal liability or personal deficiency judgment shall be asserted or enforced against the REIT except as a result and to the extent of (i) fraud or intentional misrepresentation by Borrower or the REIT;
(ii) Borrower's or the REIT's misapplication or misappropriation of rent or other income derived from the Properties; (iii) the misapplication or the misappropriation of insurance proceeds or condemnation awards; or (iv) the occurrence of an Event of Default under Section J(g) or (h) of this Agreement. Notwithstanding the foregoing, the agreement of Lender to not assert or enforce personal liability or a personal deficiency judgment against the REIT SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event that there is any breach of Section E or of Sections J(j) or (k) of this Agreement.

          H.   COMMITMENT  FEE.    Simultaneously  with  the
               ---------------
execution and delivery of this Agreement, the Borrower and the REIT shall pay to Lender a commitment fee equal to 0.25% of the Loan Amount.


          I.   SERVICING FEE.  Simultaneously with the execution
               -------------
and delivery of this Agreement,  Borrower and  the REIT  shall pay  to Lender
a servicing  fee in  connection with  the     administration of  the
Collateral Account equal to 0.02% of the Loan Amount.

          J.   EVENTS  OF DEFAULT.    Each  of  the  following
               ------------------
events  shall constitute an "Event of Default":

          (a) Borrower shall fail to pay (i) any principal of or interest on the Loans when due (whether at stated maturity or by prepayment or otherwise) in accordance with the terms hereof, (ii) any other amount payable under the Collateral Agreement when due or (iii) any other amount payable hereunder or under any Loan Document within five (5) Business Days of when such payment is due in accordance with the terms hereof or thereof;

          (b) Any representation or warranty made or deemed made by the Borrower in this Agreement, the Notes, the Mortgages, the other Loan Documents or the Collateral Agreement or in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, shall prove to have been incorrect on or as of the date made or deemed made or shall be breached in any respect, and such incorrectness or breach has a Material Adverse Effect;

          (c) The Borrower violates or does not comply with any other provisions of Section E of this Agreement;

           (d) If any default occurs under the Notes or Mortgages or other Loan Documents (as the same may have been modified by this Agreement) beyond the expiration of any applicable notice or cure period;

          (e) Borrower or the REIT shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of such Person's assets, (ii) file a voluntary petition in bankruptcy, admit in writing that such Person is unable to pay such Person's debts as they become due, or generally not pay such Person's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Person in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

          (f) An involuntary petition or complaint shall be filed against Borrower or the REIT seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of such Person's assets and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof, or an order, order for relief, judgment or decree is entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing;

          (g) Both the following events shall occur: (i) either (x) proceedings shall have been instituted to terminate, or notice of termination shall have been filed with respect to, any Plan by the Borrower, the PBGC or any representative of any thereof, or any such Plan shall be tehe imposition of a lien under Section 4069 of ERISA, shall have occurred with respect to any Plan and be continuing for a period of sixty (60) days; and (ii) the sum of the estimated liability to the PBGC under Section 4062 of ERISA and the currently payable obligations of the Borrower to fund liabilities (in excess of amounts required to be paid to satisfy the minimum funding standard of
Section 412 of the Code) under the Plan or Plans subject to such event shall exceed ten percent (10%) of the Borrower's net worth at such time;

          (h) Any or all of the following events shall occur with respect to any Multi-employer Plan to which Borrower contributes or has contributed on behalf of its employees: (i) the Borrower incurs a withdrawal liability under Section 4201 of ERISA; or (ii) any such plan is "in reorganization" as that term is defined in Section 2441 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA, and the Lender determines in good faith that the aggregate liability likely to be incurred by the Borrower thereof, as a result of all or any of the events specified in subparagraphs
(i), (ii) and (iii) above occurring, shall have a Material Adverse Effect; or

          (i) Lender does not have or ceases to have a valid and perfected first priority security interest in the Collateral, or this Agreement the Notes, the Mortgages, the other Loan Documents or the Collateral Account Agreement shall cease for any reason to be in full force and effect in accordance with their terms or any Person obligated thereunder shall so assert in writing or the Mortgages shall cease to be effective to grant the liens purported to be granted thereby in favor of the Lender or such liens shall cease to be enforceable or superior to and prior to the rights of any other Persons (subject to Permitted Liens); or

          (j) The REIT shall cease to own, either directly or indirectly, 100% of the issued and outstanding membership interests in the LLC;

          (k) The REIT shall cease to be the sole general partner of the Partnership;

          (l) Any "Event of Default" (as defined in the Collateral Account Agreement) shall occur under the Collateral Account Agreement; and

           (m) If for more than ten (10) days after notice from Lender, Borrower shall continue to be in default under any other term, covenant or condition of this Agreement.

          K.   REMEDIES.  If any Event of Default shall occur and
               --------
be continuing, then, and in any such event, (a) if such event is an Event of Default specified in Section J(f) or (g) of this Agreement, the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes, the Mortgages, the other Loan Documents or the Collateral Account Agreement shall immediately become due and payable, and
(b) if such event is any other Event of Default, the Lender may, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes, the Mortgages, the other Loan Documents or the Collateral Account Agreement to be due and payable forthwith, whereupon the same shall the immediately become due and payable, (c) Borrower will pay, from the date of that Event of Default, interest on the unpaid principal balance of the Notes at the Default Rate and (d) Lender shall have the right to exercise any and all rights and remedies available at law and in equity. Except as expressly provided above in this Section K, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

          Lender, upon the occurrence of an Event of Default or in any action to foreclose the Mortgages or upon the actual or threatened waste to any part of any Property, shall be entitled to the appointment of a receiver without notice and without regard to the value of such Property as security for the Debt, or the solvency or insolvency of any person liable for the payment of the Debt.

          L.   NO WAIVER; CUMULATIVE REMEDIES.  No failure to
               ------------------------------
exercise and no delay in exercising, on the part of the Lender, of any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided at law, in equity or otherwise.

          M.   PAYMENT OF LENDER'S EXPENSES, INDEMNITY, ETC.
               ---------------------------------------------
Borrower shall:

          (a) whether or not the transactions hereby contemplated are consummated, pay all out-of-pocket costs and expenses of the Lender in connection with the purchase of the Loans pursuant to this Agreement in accordance with the terms of that certain commitment letter dated August 20, 1997 between Borrower and the REIT;

          (b) pay, and hold the Lender harmless from and against, any and all present and future stamp, excise and other similar taxes and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such taxes; and

          (c) indemnify the Lender, its officers, directors, employees, representatives and agents and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Lender (each an "Indemnitee")
----------
from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, he actions, judgments, suits, costs or disbursements of any kind or nature whatsoever
(including,   without   limitation,  the   reasonable  fees   and
disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Debt) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated under, or the execution, delivery or performance of, this Agreement, the Notes, the Mortgages, the other Loan Documents and the Collateral Account Agreement, (ii) the breach of any of the Borrower's, or the REIT's representations and warranties or of any of their respective agreements or obligations hereunder or under, the Notes, the Mortgages, the other Loan Documents and the Collateral Account Ading, without limitation, foreclosure) under this Agreement, the Notes, the Mortgages, the other Loan Documents and the Collateral Account Agreement, (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent incurred solely by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction). Borrower's obligations under this subsection shall survive the termination of this Agreement and the payment of the Debt.

          N.   NOTICES.
               -------

          All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) five (5) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:     SL GREEN OPERATING PARTNERSHIP, L.P.
                    70 West 36/th/ Street
                    New York, New York 10018
                    Attention: Ben Feldman, Esq.
                    Facsimile No. (212) 594-0086

With a copy to:     Greenberg, Traurig, Hoffman, Lipoff,
                    Rosen & Quentel
                    153 East 53/rd/ Street
                    New York, New York 10022
                    Attention: Robert Ivanhoe, Esq.
                    Facsimile No. (212) 223-7161

If to Lender:       Lehman Brothers Holdings Inc.
                    d/b/a Lehman Capital, a division of
                    Lehman Brothers Holdings Inc.
                    Three World Financial Center, 12th Floor
                    New York, New York  10285
                    Attention: Ms. Allyson Bailey
                    Telephone:  (212) 526-5849
                    Facsimile No. (212) 526-5484

with a copy to:     Hatfield Philips
                    Suite 2300 Marquis Two Tower
                    285 Peachtree Center Avenue
                    Atlanta, Georgia 30303
                    Attention: Mr. Greg Winchester
                    Telephone: (404) 420-5600
                    Facsimile:  (404) 420-5610


or addressed as such party may from time to time designate by written notice to the other parties.

           Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

          For purposes of this Subsection, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

          O.   THIS AGREEMENT.
               --------------

               (i) Borrower will pay all Federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement and Borrower shall hold harmless and indemnify Lender against any liability incurred by reason of the imposition of any tax on the issuance, making, execution or delivery of this Agreement, the Collateral Account Agreement or the Mortgages.

               (ii) Borrower  shall, and shall  cause each of  its affiliates to, make, execute, or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certificates and additional agreements, undertakings, conveyances, transfers, assignments or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper in connection with this Agreement, any of the Loan Documents or the Collateral Account Agreement or the obligations of Borrower or its affiliates hereunder or thereunder.

               (iii) Borrower represents, warrants and covenants that there are no offsets, counterclaims or defenses against the Debt, this Agreement, the Notes, the Mortgages or the other Loan Documents, or the Collateral Account Agreement that Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on Borrower's part to be observed or performed, and that this Agreement, the Notes, the Mortgages, the other Loan Documents, and the Collateral Account Agreement constitute valid and binding obligations of Borrower.

               (iv) Borrower represents and warrants that there is now due and owing on the Notes, Mortgages and the other Loan Documents the aggregate unpaid principal sum of $49,150,000.00 or more particularly set forth in Exhibit C attached hereto;

               (v) Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of one or more of the Properties or the Collateral or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of any Mortgage on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to any Property subsequent to the date of the related Mortgage and on behalf of all persons to the extent permitted by applicable law.

               (vi) This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

               (vii) This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns.

                (viii) This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

               (ix) If any term, covenant or condition of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

               (x) This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

               (xi) Except as otherwise provided to the contrary herein, all defined terms shall have the meaning given to such terms in the above body of this Agreement and all references to the "Notes," the "Mortgages," or any other "Loan Document" shall refer to the Notes, Mortgages and other Loan
Documents as modified and amended pursuant to the provisions of this Agreement.

               (xii) Except as expressly modified pursuant to this Agreement, all of the terms, covenants and provisions of the Notes, the Mortgages and the other Loan Documents shall continue in full force and effect. In the event of any conflict or ambiguity between the terms, covenants and provisions of this Agreement and those of the Notes, the Mortgages and the other Loan Document, the terms, covenants and provisions of this Agreement shall control.

          P.   WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS
               --------------------
AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING TO THIS AGREEMENT, THE NOTES, THE MORTGAGES, THE OTHER LOAN DOCUMENTS AND THE COLLATERAL ACCOUNT AGREEMENT.



                    (NO FURTHER TEXT ON THIS PAGE)



          IN WITNESS WHEREOF, THIS AGREEMENT has been executed by Borrower on Lender the day and year first above written.

                            SL GREEN OPERATING PARTNERSHIP, L.P.,
                            a Delaware limited partnership

                            By:  SL GREEN REALTY CORP., a
                                 Maryland corporation, its
                                 general partner


                                 By:  /s/ Benjamin P. Feldman
                                      ---------------------------
                                      Name:  Benjamin P. Feldman
                                      Title: Executive Vice President

                            SL GREEN REALTY  CORP., a Maryland
                            corporation, its general partner

                            By:  /s/ Benjamin P. Feldman
                                 --------------------------------
                                 Name:  Benjamin P. Feldman
                                 Title: Executive Vice President

                            NEW GREEN 1140 REALTY LLC, a
                            New York limited liability company

                            By:  SL GREEN REALTY CORP., a
                                 Maryland corporation, its sole
                                 member

                                 By:  /s/ Benjamin P. Feldman
                                      ---------------------------
                                      Name:  Benjamin P. Feldman
                                      Title: Executive Vice President

                            LEHMAN BROTHERS HOLDINGS INC., D/B/A
                            LEHMAN CAPITAL, A DIVISION OF LEHMAN
                            BROTHERS HOLDINGS INC., a Delaware
                            corporation


                            By:  /s/ Francis X. Gilhool
                                 --------------------------------
                                 Name:  Francis X. Gilhool
                                 Title: Senior Vice President


                          EXHIBIT A-1 (Fee Premises)

                            (Description of Land)

          ALL of that certain lot, piece or parcel of and, with the buildings and improvements thereon, situate, lying and being


                       EXHIBIT A-2 (Leasehold Premises)



                                  EXHIBIT B


                             Notes and Mortgages



                                  EXHIBIT C


     Oustanding Principal Balance of the Mortgages and Notes


  Property Address     Assigning Lender         Outstanding
                                             Principal Balance

 1140 Avenue of the  General Electric          $9,485,865.11
 Americas            Capital Corporation

 70 West 36/th/      The Bank of New York        $6,552,000
 Street

 1414 Avenue of the  LSOF                      $9,648,182.95
 Americas

 470 Park Avenue     470 Park Avenue           $1,033,333.20
 South               South Corporation

 470 Park Avenue     470 Park Holdings          $12,000,000
 South               Co., L.P.

 673 First Avenue    SL Green Operating          $1,000,000
                     Partnership

 50 West 23/rd/      Lehman Brothers           $9,430,618.74
 Street              Holdings Inc.

        TOTAL OUSTANDING PRINCIPAL AMOUNT:     $49,150,000.00




                     FIRST MODIFICATION OF LOAN AGREEMENT
                       AND COLLATERAL ACCOUNT AGREEMENT


    This First Modification of Loan Agreement (the "Modification") is made as of September 15, 1997 between SL GREEN OPERATING PARTNERSHIP, L.P. and NEW GREEN 1140 REALTY LLC (collectively, "Borrower"), SL GREEN REALTY CORP. (the "REIT") and LEHMAN BROTHERS HOLDINGS INC. D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC. ("Lender"). All capitalized words and phrases not otherwise defined herein shall have the meanings set forth in that certain Loan Agreement dated as of August 20, 1997 between Borrower and the Lender (the "Loan Agreement").

                                  RECITALS:

A. Borrower and Lender desire to amend the Loan Agreement and that certain Collateral Account Agreement dated as of August 20, 1997 between Borrower, the REIT and Lender (the "Collateral Account Agreement").

B. The Partnership is the fee owner of the premises described on Schedule 1 attached hereto.

C. At the request of Borrower, Lender has purchased those certain notes and mortgages (as each may be further consolidated, amended, increases modified a supplemented, the "New Note" and "New Mortgage",) described more fully on Schedule 2 attached hereto (the "110 East 42/nd/ Street Documents"). The 110 East 42/nd/ Street Documents have been assigned to Lender and Lender is now the owner and holder of the 110 East 42/nd/ Street Documents.

D. The assignments of the 110 East 42/nd/ Street Documents will be recorded in the Office of the City Register, New York County, New York.

E. There is now owing on the 110 East 42/nd/ Street Documents the aggregate unpaid principal sum of $20,326,915.38 with interest thereon as more particularly set forth on Schedule 3 attached hereto.

F. Borrower and Lender have agreed to modify the time and the manner of payment and the terms and provisions of the New Note in accordance with the provisions of the Loan Agreement.

    NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and in and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto consent and agree as follows:

    1. Exhibit A-1 of the Loan Agreement is modified to include the real property description attached to hereto as Schedule 1.

    2. Exhibit B of the Loan Agreement is modified to include the New Note and New Mortgage described on Schedule 2 attached hereto.

    3. Exhibit C of the Loan Agreement is deleted in its entirety and replaced with Schedule 3 attached hereto.

    4. Recital 5 of the Loan Agreement is deleted in its entirety and replaced with the following:

    5. There is now owing on the Notes and Mortgages the aggregate unpaid principal sum of $69,476,915.38 with interest thereon as more particularly set forth as Exhibit C attached hereto; and

    5. The dollar amount "$49,150,000.00" in the first paragraph following Recital 6 of the Loan Agreement and in Section O, paragraph (iv) of the Loan Agreement is deleted and replaced with "$69,476,915.38".

    6. The New Note is hereby modified in accordance with the terms of the Loan Agreement relating to the Notes and Mortgages.

    7. On the date hereof, Borrower shall deposit the additional sum of $20,326,915.38 in the Collateral Account (as defined in the Collateral Account Agreement), and such sum may be invested in United States
Treasury securities  having a  maturity most  closely   approximating
the  Maturity  Date of the  Loans.   All  references  to   Collateral
Account in the Collateral Account Agreement shall hereinafter be deemed to also include all funds deposited in such account pursuant to the terms of this Modification.

    8. All of the representations and warranties contained herein, in the Loan Agreement (as the same may have been modified by this Modification) and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date other than the Closing Date) are true and correct in all material respects as of the date hereof.

    9. Borrower represents, warrants and covenants that there are no offsets, counterclaims or defenses against the Loans, this Modification, the Loan Agreement or any of the Loan Documents and that Borrower has full power, authority and legal right to execute this Modification and to keep and observe all of the terms of this Modification on its part to be observed or performed.

    10. Except as expressly modified pursuant to this Modification, all of the terms, covenants and provisions of the Loan Agreement and the
other Loan Documents  shall continue  in full  force and effect.   In
the event of any conflict or ambiguity between the terms, covenants and provisions of this Modification and those of the Loan Agreement and the other Loan Documents, the terms, covenants and provisions of this Modification shall control.

    11. This Modification may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, waiver, change or termination is sought.

    12. This Modification shall be binding upon and inure to the benefit of Borrower, Lender, all future holders of the Notes and their respective successors and assigns.

    13. This Modification may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument. This Modification may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Modification. The failure of any party hereto to execute this Modification, or any counterpart thereof, shall not relieve the other signatories from their obligations hereunder.

    14. If any term, covenant or condition of this Modification shall be held to be invalid, illegal or unenforceable in any respect, this Modification shall be construed without such provision.

    15. In the event of any conflict between the terms of the Loan Agreement or the Collateral Account Agreement and the terms of this Modification, the terms of this Modification shall prevail.

    16. This Modification shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

        IN WITNESS WHEREOF, THIS MODIFICATION has been executed by Borrower on Lender the day and year first above written.

                     SL GREEN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership


                     By: SL  GREEN REALTY CORP.,  a Maryland corporation, its
                         general partner


                         By: /s/ Benjamin P. Feldman
                             ---------------------------------------
                             Name:  Benjamin P. Feldman
                             Title: Executive Vice President

                     SL GREEN REALTY CORP., a Maryland corporation, its general partner

                     By: /s/ Benjamin P. Feldman
                         -----------------------------------------------
                         Name:  Benjamin P. Feldman
                         Title: Executive Vice President

                     NEW GREEN 1140 REALTY LLC, a
                     New York limited liability company

                     By: SL GREEN  REALTY CORP., a Maryland  corporation, its
                         sole member

                         By: /s/ Benjamin P. Feldman
                             -------------------------------------------
                             Name:  Benjamin P. Feldman
                             Title: Executive Vice President

                     LEHMAN BROTHERS HOLDINGS INC., D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation


                     By: /s/ Jonathan Epstein
                         -----------------------------------------------
                         Name:  Jonathan Epstein
                         Title: Authorized Signatory


                                  Schedule 1

                            (Description of Land)

        ALL of that certain lot, piece or parcel of land, with the buildings and improvements thereon, situate, lying and being

                                  Schedule 2

                        Additional Notes and Mortgages


                                  Schedule 3


           Outstanding Principal Balance of the Mortgages and Notes
                                                            Outstanding
      Property Address           Assigning Lender        Principal Balance

1140 Avenue of the         General Electric Capital        $9,485,865.11
Americas                   Corporation

70 West 36/th/ Street      The Bank of New York              $6,552,000

1414 Avenue of the         LSOF                            $9,648,182.95
Americas

470 Park Avenue South      470 Park Avenue South           $1,033,333.20
                           Corporation

470 Park Avenue South      470 Park Holdings Co.,           $12,000,000
                           L.P.

673 First Avenue           SL Green Operating                $1,000,000
                           Partnership

50 West 23/rd/ Street      Lehman Brothers Holdings        $9,430,618.74
                           Inc.

110 East 42/nd/ Street     Home Savings of America,       $_______________
                           FSB

                   TOTAL OUTSTANDING PRINCIPAL AMOUNT:    $____________.00